As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	91-0232000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Address of Principal Executive Offices)   (Zip Code)

General Moly, Inc. 2006 Equity Incentive Plan, as Amended

(Full title of the plan)

Lee M. Shumway, Chief Financial Officer

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

(303) 928-8599

(Name and address, including telephone number and area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	5,000,000 shares	$0.27	$1,350,000.00	$156.47

(1)         This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the Registrant’s common stock on the NYSE MKT on December 21, 2016.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E on Form S-8 to register an additional 5,000,000 shares of Common Stock that may be issued to participants under the General Moly, Inc. 2006 Equity Incentive Plan, as Amended.  The contents of the earlier Registration Statements on Form S-8, Registration Nos. 333-149208 and 333-166999, are hereby incorporated by reference into this Form S-8.  All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by General Moly, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

(c)                                  The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 21, 2016, June 10, 2016 and December 22, 2016;

(d)                                 The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 18, 2016 for the Annual Meeting of Stockholders held on June 8, 2016; and

(e)                                  The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A12B/A filed on October 10, 2007, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit No.	Exhibit

3.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 4, 2015).

3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 10, 2015).

5.1	Opinion of Bryan Cave LLP regarding the validity of the common shares.

10.1	General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2010).

10.2	Amendment to the General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated (filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2016).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 22nd day of December, 2016.

GENERAL MOLY, INC.

By:	/S/ LEE M. SHUMWAY
Lee M. Shumway
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/S/ BRUCE D. HANSEN	Chief Executive Officer and Director	December 22, 2016
	Bruce D. Hansen	(Principal Executive Officer)

	/S/ LEE M. SHUMWAY	Chief Financial Officer	December 22, 2016
	Lee M. Shumway	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board	December 22, 2016
Ricardo M. Campoy

	*	Director	December 22, 2016
Mark A. Lettes

	*	Director	December 22, 2016
Gary A. Loving

	*	Director	December 22, 2016
Gregory P. Raih

	*	Director	December 22, 2016
Tong Zhang

*By:	/S/ R. SCOTT ROSWELL
R. Scott Roswell,
Attorney in fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 4, 2015).

3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 10, 2015).

5.1	Opinion of Bryan Cave LLP regarding the validity of the common shares.

10.1	General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2010).

10.2	Amendment to the General Moly, Inc. 2006 Equity Incentive Plan, as Amended and Restated (filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 18, 2016).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.